UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2019

Fortem Resources Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52645	20-4119257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1020, 909 11th Avenue SW, Calgary, Alberta T2R 0E7

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 403.241.8912

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On June 13, 2019, our company entered into a written agreement with Atlanta Capital Partners, LLC for the provision of certain investor relation services. As consideration for Atlanta Capital Partners, LLC’s services, we have agreed to pay Atlanta Capital Partners, LLC a sum of USD$5,000 upon receipt of TSX Venture Exchange approval of the agreement and USD$3,000 in months two and three of the agreement. We have also agreed to grant Atlanta Capital Partners, LLC stock options to acquire 10,000 common shares at an exercise price of $2.11 per common share. The stock options will vest in accordance with the vesting requirements of the TSX Venture Exchange and are exercisable for a period of twenty-four months.

On June 13, 2019, our company also entered into a written agreement with AMW Public Relations Inc. for the provision of certain investor relation services. As consideration for AMW Public Relations Inc.’s services, we have agreed to pay AMW Public Relations Inc. a sum of $18,000 per month for an initial six-month term, with three months payable ($54,000) upon the commencement of the six-month term and with $18,000 payable for each subsequent month of the six-month term.

Item 8.01	Other Events.

On June 12, 2019, we terminated our previously announced investor relations agreement with Oilprice.com, a division of Advanced Media Solutions Limited.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
10.1	Consulting Agreement with Atlanta Capital Partners, LLC dated June 13, 2019
10.2	Public Relations Agreement with AMW Public Relations Inc. dated June 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTEM RESOURCES INC.

By:

/s/ Michael Caetano
Michael Caetano
Chief Operating Officer

Date: June 17, 2019